Exhibit 10.3

Standard Form of Time-Based Restricted Stock Unit Agreement

ROGERS CORPORATION
2009 LONG-TERM EQUITY COMPENSATION PLAN

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Rogers Corporation (the “Company”) hereby grants to ____________________ (the “Grantee”) ________ Restricted Stock Units (this “Award”) under Article 8 of the Rogers Corporation 2009 Long-Term Equity Compensation Plan, as amended (the “Plan”).  This Time-Based Restricted Stock Unit Award Agreement (this “Agreement”) entitles the Grantee to payment in the form of Shares upon satisfying the vesting conditions described in Section 2 below.  The number of Restricted Stock Units subject to this Award shall be subject to adjustment as provided under Section 2.3 of the Plan.  This Award is granted as of _________________ (the “Grant Date”).

By checking the applicable acceptance box on the Charles Schwab & Co., Inc. website, Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan.  Grantee acknowledges that the Grantee has carefully reviewed the Plan, and agrees that the Plan will control in the event any provision of this Agreement is inconsistent with the Plan.  Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

1.    Acceptance of Award.  The Grantee shall have no rights with respect to this Agreement unless the Grantee has accepted this Agreement in the manner described in the immediately preceding paragraph prior to the close of business on the first business day on or after the 90th calendar day following the Grant Date.

2.    Vesting.

(a)    The total number of Restricted Stock Units subject to this Award shall vest in full on the third anniversary of the Grant Date provided the Grantee is then employed by the Company or an Affiliate.  Except to the extent provided in Section 2(b) below for special circumstances, a Grantee’s unvested Restricted Stock Units shall be immediately forfeited upon Separation from Service.

(b)    In the event of the Grantee’s Separation from Service due to Retirement (as defined below) or death or the Grantee’s Disability (as defined below) prior to the third anniversary of the Grant Date, a “Pro-Rata Percentage” (as defined below) of the total number of Restricted Stock Units subject to this Award shall be immediately vested.  For purposes of this Section 2(b), “Pro-Rata Percentage” is equal to total number of Restricted Stock Units subject to this Award multiplied by a fraction, the numerator of which shall equal the number of days that the Grantee was employed by the Company or its Affiliates since the Grant Date, and the denominator of which shall equal 1,095 (3 x 365).

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For purposes of this Agreement, the following terms shall have the following meanings:

“Disability” means the date on which the Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Rogers entity employing the Grantee, each as reasonably determined by the Committee.  In addition, the Committee may determine that the Grantee has incurred a Disability if the Grantee is considered “totally disabled” by the Social Security Administration.

“Retirement” means Separation from Service after the Grantee attains fifty-five years of age and completes at least five years of vesting service.  For avoidance of doubt, it is not necessary to complete five years of vesting service prior to attaining age fifty-five in order to qualify for Retirement.  For purposes of this Agreement, “years of vesting service” shall be determined in the same manner as provided for under the Section 401(k) plan maintained by the Company as in effect on the Grant Date.

3.    Settlement of Restricted Stock Units.

(a)    Except as provided in either Section 3(b), Section 3(c), or Section 3(e) below, the Company shall deliver or cause to be delivered to the Grantee the number of vested Shares determined under Section 2 above as soon as administratively practicable following the third (3rd) anniversary of the Grant Date, but in no event later than the end of the calendar year in which such anniversary occurs.

(b)    In the event of either the Grantee’s Disability, the Grantee’s death (whether on or contemporaneous with the Grantee’s Separation from Service) or a Change in Control, the Company shall deliver or cause to be delivered to or on the behalf of the Grantee the number of vested Shares determined under Section 2 above as soon as practicable following any such event.  Vested Shares to be delivered due to death shall be paid to the Grantee’s Beneficiary designated under Section 16 below.

(c)    In the event that the Grantee has a “Separation from Service” (as defined in Section 3(d) below) on account of Retirement as described in Section 2(b) above, the Company shall deliver the Grantee’s vested Shares as determined under Section 2 as soon as practicable following any such separation; provided, however, that if, at the time of such Separation from Service, the Grantee is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and using the identification methodology selected by the Company from time to time), then the Company shall not deliver such Shares until the earliest of (A) the first business day after the six-month anniversary of such Separation from Service or (B) the date of the Grantee’s death.

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(d)    For purposes of this Agreement, “Separation from Service” or “Separates from Service” means a termination of employment by the Grantee with the Company and its Affiliates, whether voluntarily or involuntarily, other than by reason of death, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h) and consistent with the rules set forth below.  In determining whether a Grantee has experienced a Separation from Service, the following provisions shall apply:

(i)    A Grantee terminates employment when the facts and circumstances indicate that the Grantee and the Company reasonably anticipate that no further services will be performed for the Company and its Affiliates after a certain date, or that the level of bona fide services the Grantee will perform for the Company and its Affiliates after such date (whether as a common law employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Grantee (whether as a common law employee or an independent contractor) over the immediately preceding 36-month period.

(ii)    If a Grantee is on military leave, sick leave, or other bona fide leave of absence, the Grantee’s employment relationship shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Grantee retains a right to reemployment with the Company or any of its Affiliates under an applicable statute or by contract.  If the period of military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Grantee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Agreement as of the first day immediately following the end of such 6-month period.  In applying the provisions of this part (ii), a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Grantee will return to perform services for the Company or one of its Affiliates.

(iii)    For a Grantee who provides services to the Company, its Affiliates or both, as a common law employee and an independent contractor concurrently, a Separation from Service generally shall not occur until the Grantee has ceased providing services for such entities as both a common law employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (i) and (ii) above, respectively.  Similarly, if a Grantee ceases providing services for the Company and its Affiliates as a common law employee and begins providing services for any such entity as an independent contractor, the Grantee will not be considered to have experienced a Separation from Service until the Grantee has ceased providing services for all such entities in both capacities, as determined in accordance with the applicable provisions set forth in parts (i) and (ii) above.  Notwithstanding the foregoing, if a Grantee provides services for the Company, its Affiliates or both as a common law employee and as a member of the Board of the Company, any of its Affiliates or both, to the extent permitted by Treas. Reg. §1.409A-1(h)(5), the services provided by such Grantee as a director shall not be taken into account in determining whether the Grantee has experienced a Separation from Service as an employee.

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(e)    Payment of Shares under this Section 3 shall be made by the Company not more than more than 90 days after the event triggering payment under this Section 3 and the Grantee shall in no event have a right to designate the taxable year of the payment.  If the Company reasonably anticipates that the income tax deduction with respect to a payment under this Award would be limited or eliminated by application of Section 162(m) of the Code, then to the extent permitted by Treas. Reg. §1.409A-2(b)(7)(i), payment shall be deferred as deemed necessary to ensure that the entire amount of Shares (and related dividends, if any) payable under this Award is deductible.  Any Shares that are not paid due to this Section 162(m) of the Code limitation shall continue to be credited with dividends under Section 4 below.  Any delayed payment of Shares (and related dividends, if any) shall be paid to the Grantee (or his or her Beneficiary in the event of the Grantee’s death) upon either (i) the earliest date the Company reasonably anticipates that the deduction of a delayed payment will not be limited or eliminated by application of Section 162(m) of the Code or (ii) the calendar year in which the Grantee Separates from Service.  In the event payment is to be made under clause (ii) above, then to the extent deemed necessary to comply with Treas. Reg. 1.409A-3(i)(2) (with respect to the Separation from Service of a “specified employee”), the delayed payment shall not be made before the end of the six-month period following the Grantee’s Separation from Service.

(f)    The Grantee shall have no rights of a shareholder with respect to any Shares subject to the Restricted Stock Units until such time, if any, as such Shares are actually delivered.

4.    Dividends. The Grantee shall also be paid cash in an amount equal to (a) the dollar value of cash dividends paid by the Company per Share during the period starting on the Grant Date and ending on the date Shares are actually delivered to the Grantee under the terms of this Agreement, multiplied by (b) the number of Shares vested under this Agreement.  Any such dividends shall be paid to the Grantee, without interest, on the date Shares are actually delivered to the Grantee under the terms of this Agreement.

5.    Change in Control. The Restricted Stock Units will only vest upon a Change in Control to the extent determined by the Committee in its sole discretion under Section 11.9 of the Plan and only if the Grantee is then employed by the Company or one of its Affiliates.  If the Grantee is a party to an Officer Special Severance Agreement, treatment of the Restricted Stock Units under this Award upon and following a Change in Control shall be governed by such agreement.

6.    Compensation Recovery.  This Award shall be subject to being recovered under the Company’s Compensation Recovery Policy or any similar policy that the Company may adopt from time to time.  For avoidance of doubt, compensation recovery rights to Shares issued under this Agreement shall extend to any proceeds realized by the Grantee upon the sale or other transfer of such Shares.

7.    Tax Withholding. The Grantee hereby agrees to make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Grantee’s rights under this Agreement.  The Grantee may satisfy any withholding obligation, in whole or in part, by electing (i) to make a payment to the Company in cash, by check, electronic funds transfer or by other instrument acceptable to the Company, (ii) to deliver to the Company a number of already-owned Shares having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), as may be permitted pursuant to written policies or rules adopted by the Committee in effect at the time of the delivery of the Shares, or (iii) by any combination of (i) and (ii).  In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Grantee to have the Company withhold a number of Shares which would otherwise be issued pursuant to this Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share).  The value of Shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the Fair Market Value of a Share as of the date the amount of tax to be withheld is to be determined.  For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.

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8.    Section 409A of the Code.  It is intended that the provisions of this Agreement comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

9.    The Plan.  This Agreement is subject in all respects to the terms, conditions, limitations, and definitions contained in the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

10.    No Obligation to Continue Employment.  Neither the Company nor any Affiliate is obligated to continue to employ the Grantee, nor does the Plan or this Agreement impose any such obligation.  In addition, the Company or an Affiliate may at any time dismiss the Grantee from employment free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

11.    Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.    Purchase Only for Investment.  To insure the Company’s compliance with the Securities Act of 1933, as amended, the Grantee agrees for himself or herself, the Grantee’s legal representatives and estate, or other persons who acquire the rights under this Agreement upon his or her death, that Shares will be acquired hereunder for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with, or exempt from, the registration and prospectus requirements of that Act.

13.    Consent to Electronic Delivery.  In lieu of receiving documents in paper format, the Grantee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, the Plan, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors.  Electronic delivery of a document to the Grantee may be via a Company e-mail system, by reference to a location on a Company intranet site to which the Grantee has access, or by a website maintained by a third party engaged to provide administrative services to the Plan.

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14.    Electronic Signature.  All references to signatures of documents in this Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Agreement.  The Grantee’s electronic signature is the same as, and shall have the same force and effect as, the Grantee’s manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

15.    Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, United States of America.

16.           Beneficiary Designation. The Grantee may designate Beneficiary(ies) to whom shall be transferred any rights under this Agreement which survive the Grantee’s death.  To obtain the beneficiary designation form, please go to the “My Equity Award Account” section of the Schwab Equity Award Center website (http://equityawardcenter.schwab.com) after completing the login procedure and click on the “Review message” from your “employer” and then click on the “Equity Awards Beneficiary Designation Form”.  Alternatively, you may request this beneficiary designation form by sending an e-mail to equityawardsadmin@rogerscorporation.com or calling the Office of the Corporate Secretary of Rogers Corporation at 800-227-6437.

In the absence of an effective beneficiary designation in accordance with the terms of the Plan and this Agreement, the Grantee acknowledges that any rights under this Agreement that survive the Grantee’s death shall be rights of his or her estate notwithstanding any other agreements or documents (including the Grantee’s will) to the contrary.

By: Rogers Corporation

By clicking the Accept button I hereby acknowledge receipt of the foregoing Award and agree to its terms and conditions.

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